UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2007

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15326 Alton Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 7.01 REGULATION FD DISCLOSURE

Standard Pacific Corp. (the “Company”) has entered into discussions with its lenders to amend its $1.1 Billion Revolving Credit Facility, $100 Million Term Loan A and $250 Million Term Loan B (collectively, the “Facilities”). Banc of America Securities LLC and J.P. Morgan Securities Inc., the Joint Lead Arrangers of the Facilities, have indicated their preliminary intent to approve the covenant modifications described on Exhibit 7.01 attached hereto. Approval of the proposed amendments will require the consent of the holders of two-thirds of the combined commitment under the Revolving Credit Facility and Term Loan A.

Please note that there can be no assurance that the proposed amendments to the Facilities will be approved in the form attached or at all.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
7.01	Summary of Proposed Primary Changes to Revolver, Term Loan A, Term Loan B

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2007

STANDARD PACIFIC CORP.

By:	/s/ Lloyd H. McKibbin
Lloyd H. McKibbin Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
7.01	Summary of Proposed Primary Changes to Revolver, Term Loan A and Term Loan B